Exhibit 4.01

LEHMAN BROTHERS HOLDINGS INC.

Principal at Risk Buffered Return Enhanced Notes Linked to a Basket of International Indices Due August 15, 2010

Number R-1	$2,750,000
ISIN US52517P4V08	CUSIP 52517P4V0

See Reverse for Certain Definitions

THIS SECURITY (THIS “SECURITY”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on the Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Payment at Maturity. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

Any amount payable on the Maturity Date hereon will be paid only upon presentation and surrender of this Security.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: August 15, 2007	LEHMAN BROTHERS HOLDINGS INC.

[SEAL]
By:
Vice President

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee

By:
Authorized Officer

2

Reverse of Security

This Security is one of a duly authorized series of Securities of the Company designated as Principal at Risk Buffered Return Enhanced Notes Linked to a Basket of International Indices Due August 15, 2010 (herein called the “Securities”). The Company may, without the consent of the holders of the Securities, create and issue additional securities ranking equally with the Securities and otherwise similar in all respects so that such additional securities shall be consolidated and form a single series with the Securities; provided that no additional securities can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

The Payment at Maturity at the request of the Trustee shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement. The Trustee shall fully rely on the determination by the Calculation Agent of the Payment at Maturity and shall have no duty to make any such determination. The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Payment at Maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

All calculations with respect to the Basket Ending Level and the Basket Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount Security at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

This Security is not subject to any sinking fund.

If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Payment at Maturity calculated as though the date of acceleration were the Maturity Date and the third Business Day immediately preceding the date of acceleration were the Valuation Date. If the maturity of the Securities is accelerated because of an Event of Default, the Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Payment at Maturity with respect to this Security.

The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the “Holder”) hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Company intends to treat, and by purchasing this Security, the Holder agrees to treat, for all tax purposes, this Security as a cash-settled financial contract, rather than as a debt instrument.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Definitions

Set forth below are definitions of the terms used in this Security.

“Basket” shall mean the basket of four indices to which the Securities are linked. The Basket consists of the Dow Jones EURO STOXX 50® Index, the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index.

“Basket Ending Level,” as calculated by the Calculation Agent, is calculated as follows:

Basket Starting Level × [1 + (the sum of (Basket Index Return × Index Weighting)

for all Basket Indices)]

“Basket Index” refers to each of the Dow Jones EURO STOXX 50® Index, the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index.

“Basket Index Ending Level” of a Basket Index is the Closing Level of that Basket Index on the Valuation Date.

“Basket Index Return,” as calculated by the Calculation Agent, is calculated as follows for each Basket Index:

Basket Index Ending Level – Basket Index Starting Level
Basket Index Starting Level

“Basket Index Starting Level” for each of the four indices is as follows:

Dow Jones EURO STOXX 50® Index	4,161.29
Nikkei 225SM Index	16,764.09
MSCI Singapore Free IndexSM	413.25
MSCI TaiwanSM Index	343.30

“Basket Return”, as calculated by the Calculation Agent, is calculated as follows:

Basket Ending Level – Basket Starting Level
Basket Starting Level

“Basket Starting Level” will be set to equal 1,000 on the Pricing Date.

“Buffer Amount” shall equal 10%.

“Business Day”, notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement, dated as of December 21, 2006 between the Company and the Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

“Calculation Agent” shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Payment at Maturity, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

“Closing Level” of a Basket Index on any Trading Day will equal the official closing level of such Basket Index, or any Successor Basket Index thereto, published following the regular official weekday close of trading for such Basket Index on that Trading Day.

“Closing Price” of a security, on any particular day, means the last reported sales price for that security on the Relevant Exchange at the scheduled weekday closing time of the regular trading session of the Relevant Exchange. If, however, the security is not listed or traded on a bulletin board, then the Closing Price of the security will be determined using the average execution price per share that an affiliate of the Company pays or receives upon the purchase or sale of the security used to hedge the Company’s obligations under the Securities.

“Company” shall have the meaning set forth on the face of this Security.

“Holder” shall have the meaning set forth on the reverse of this Security.

“Indenture” shall have the meaning set forth on the reverse of this Security.

“Index Weighting” shall mean, with respect to each Basket Index, the weighting for such Basket Index (each an “Index Weighting”). The Index Weightings of the four Basket Indices are as follows:

Dow Jones EURO STOXX 50® Index	25.00%
Nikkei 225SM Index	25.00%
MSCI Singapore Free IndexSM	25.00%
MSCI TaiwanSM Index	25.00%

“Leverage Factor” shall equal 1.11111.

“Market Disruption Event”, with respect to any of the Basket Indices (or any Successor Basket Index), means:

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of such Basket Index (or the relevant Successor Basket Index) on the Relevant Exchanges for such securities at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange;

•

a breakdown or failure in the price and trade reporting systems of the primary market of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Basket Index (or the relevant Successor Basket Index) at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

•

a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to such Basket Index (or the relevant Successor Basket Index) at any time during the one hour period preceding the close of the principal trading session on such exchange; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds;

in each case as determined by the Calculation Agent in its sole discretion.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket Index (or the relevant Successor Basket Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index (or the relevant Successor Basket Index) shall be based on a comparison of:

•	the portion of the level of such Basket Index (or the relevant Successor Basket Index) attributable to that security relative to

•	the overall level of such Basket Index (or the relevant Successor Basket Index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

•

limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on a Basket Index (or the relevant Successor Basket Index) by the primary securities market trading in such contracts by reason of:

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Index (or the relevant Successor Basket Index); and

•

a suspension, absence or material limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index (or the relevant Successor Basket Index) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Maturity Date” shall mean August 15, 2010, unless that day is not a Business Day, in which case the amount equal to the Payment at Maturity that would otherwise be due on the scheduled Maturity Date will instead be due on the next succeeding Business Day following such scheduled Maturity Date, with the same effect as if paid on the scheduled Maturity Date; provided that if due to a non-Trading Day or a Market Disruption Event, the Valuation Date is postponed so that it falls less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following the Valuation Date, as postponed.

“Participation Rate” shall equal 200.00%.

“Payment at Maturity”, as calculated by the Calculation Agent for each $1,000 principal amount Security, shall equal:

•	If the Basket Ending Level is equal to or above the Basket Starting Level, $1,000 + [$1,000 × (Basket Return × Participation Rate)].

provided, however, that in no event shall the Payment at Maturity be greater than $1,575.00 per $1,000 principal amount Security.

•	If the Basket Ending Level is below the Basket Starting Level by an amount equal to or less than the Buffer Amount, $1,000.

•	If the Basket Ending Level is below the Basket Starting Level by more than the Buffer Amount, $1,000 + [$1,000 × (Basket Return + Buffer Amount) × Leverage Factor].

“Place of Payment” shall mean the place or places where the Payment at Maturity on the Securities is payable.

“Pricing Date” shall mean August 10, 2007.

“Relevant Exchange” for any security (or any combination thereof) then included in a Basket Index or any Successor Basket Index, means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

“Securities” shall have the meaning set forth on the reverse of this Security.

“Successor Basket Index” shall have the meaning specified under “Discontinuation of a Basket Index; Alteration of Method of Calculation” with respect to each Basket Index.

“Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted (i) on the Relevant Exchanges for securities included in the Basket Index (or the relevant Successor Basket Index) and (ii) the exchanges on which futures or options contracts related to the Basket Index (or the relevant Successor Basket Index) are traded, other than a day on which trading on such Relevant Exchange or exchange on which such securities, futures or options contracts are traded is scheduled to close prior to its scheduled weekday closing time.

“Trustee” shall have the meaning set forth on the reverse of this Security.

“Valuation Date” shall mean August 11, 2010; provided, however, that if the Valuation Date is not a Trading Day or if there is a Market Disruption Event on such day, with respect to a Basket Index, the Calculation Agent will:

•

with respect to each Basket Index for which such day is a Trading Day and for which a Market Disruption Event has not occurred, determine the Closing Level of such Basket Index for use in calculating the Basket Index Ending Level by reference to the Closing Level of such Basket Index on that Trading Day; and

•	with respect to each Basket Index for which such day is not a Trading Day or for which a

Market Disruption Event has occurred, determine the Closing Level of such Basket Index for use in calculating the Basket Index Ending Level by reference to the Closing Level of such Basket Index on the next Trading Day for such Basket Index on which there is not a Market Disruption Event; provided, however, if a Market Disruption Event with respect to such Basket Index occurs on each of the eight Trading Days following the originally scheduled Valuation Date, then the Calculation Agent shall determine the Closing Level of such Basket Index for use in calculating the Basket Index Ending Level in accordance with the formula for and method of calculating the Closing Level of such Basket Index last in effect prior to commencement of the Market Disruption Event (or prior to the non-Trading Day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-Trading Day) on such eighth scheduled Trading Day of each security most recently included in the Basket Index.

All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

Calculation Agent

The Calculation Agent will determine, among other things, the Basket Ending Level (including each Basket Index Return and each Basket Index Ending Level), the Basket Return and the payment at maturity, if any, on the Securities. In addition, the Calculation Agent will determine whether there has been a Market Disruption Event or a discontinuation of any Basket Index (or the relevant Successor Basket Index) and whether there has been a material change in the method of calculating any of the Basket Indices. All calculations, determinations and adjustments made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Holders and on the Company. The Company may appoint a different Calculation Agent from time to time after the date of the original issue of the Securities without Holders’ consent and without notifying Holders.

Discontinuation of a Basket Index; Alteration of Method of Calculation

Dow Jones EURO STOXX 50® Index

If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index and STOXX Limited or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones EURO STOXX 50® Index (such index being referred to herein as a “Successor Basket Index”), then any Basket Index Closing Level for such Basket Index will be determined by reference to the level of such Successor Basket Index at the close of trading on the Relevant Exchange or market for the Successor Basket Index on the Valuation Date. Upon any selection by the Calculation Agent of a Successor Basket Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index prior to, and such discontinuation is continuing on, the Valuation Date and the Calculation Agent determines, in its sole discretion, that no Successor Basket Index is available at such time, or the Calculation Agent has previously selected a Successor Basket Index and publication of such Successor Basket Index is discontinued prior to, and such discontinuation is continuing on, the Valuation Date, or if STOXX Limited (or the publisher of any Successor Basket Index) fails to calculate and publish a Closing Level for the Dow Jones EURO STOXX 50® Index (or any Successor Basket Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Closing Level for such date. The Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Dow Jones EURO STOXX 50® Index or Successor Basket Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a Closing Level for the Dow Jones EURO STOXX 50® Index or Successor Basket Index, as applicable, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently included in the Dow Jones EURO STOXX 50® Index or Successor Basket Index, as applicable.

If at any time the method of calculating the Dow Jones EURO STOXX 50® Index or a Successor Basket Index, or the level thereof, is changed in a material respect, or if the Dow Jones EURO STOXX 50® Index or a Successor Basket Index is in any other way modified so that the Dow Jones EURO STOXX 50® Index or such Successor Basket Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Dow Jones EURO STOXX 50® Index or such Successor Basket Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Dow Jones EURO STOXX 50® Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones EURO STOXX 50® Index or such Successor Basket Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Level with reference to the Dow Jones EURO STOXX 50® Index or such Successor Basket Index, as adjusted. Accordingly, if the method of calculating the Dow Jones EURO STOXX 50® Index or a Successor Basket Index is modified so that the level of the Dow Jones EURO STOXX 50® Index or such Successor Basket Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Dow Jones EURO STOXX 50® Index), then the Calculation Agent will adjust its calculation of the Dow Jones EURO STOXX 50® Index or such Successor Basket Index in order to arrive at a level of the Dow Jones EURO STOXX 50® Index or such Successor Basket Index as if there had been no such modification (e.g., as if such split had not occurred).

Nikkei 225SM Index

If Nikkei Inc. discontinues publication of the Nikkei 225SM Index and Nikkei Inc. or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Nikkei 225SM Index (such index being referred to herein as a “Successor Basket Index”), then any Basket Index Closing Level for such

Basket Index will be determined by reference to the level of such Successor Basket Index at the close of trading on the TSE (2nd session) or the Relevant Exchange or market for the Successor Basket Index on the Valuation Date. Upon any selection by the Calculation Agent of a Successor Basket Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

If Nikkei Inc. discontinues publication of the Nikkei 225SM Index prior to, and such discontinuation is continuing on, the Valuation Date and the Calculation Agent determines, in its sole discretion, that no Successor Basket Index is available at such time, or the Calculation Agent has previously selected a Successor Basket Index and publication of such Successor Basket Index is discontinued prior to, and such discontinuation is continuing on the Valuation Date, or if Nikkei Inc. (or the publisher of any Successor Basket Index) fails to calculate and publish a Closing Level for the Nikkei 225SM Index (or any Successor Basket Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Closing Level for such date. The Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Nikkei 225SM Index or Successor Basket Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a Closing Level for the Nikkei 225SM Index or Successor Basket Index, as applicable, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently included in the Nikkei 225SM Index or Successor Basket Index, as applicable.

If at any time the method of calculating the Nikkei 225SM Index or a Successor Basket Index, or the level thereof, is changed in a material respect, or if the Nikkei 225SM Index or a Successor Basket Index is in any other way modified so that the Nikkei 225SM Index or such Successor Basket Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Nikkei 225SM Index or such Successor Basket Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Nikkei 225SM Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to Nikkei 225SM Index or such Successor Basket Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Level with reference to the Nikkei 225SM Index or such Successor Basket Index, as adjusted. Accordingly, if the method of calculating the Nikkei 225SM Index or a Successor Basket Index is modified so that the level of Nikkei 225SM Index or such Successor Basket Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225SM Index), then the Calculation Agent will adjust its calculation of the Nikkei 225SM Index or such Successor Basket Index in order to arrive at a level of Nikkei 225SM Index or such Successor Basket Index as if there had been no such modification (e.g., as if such split had not occurred).

MSCI Singapore Free IndexSM

If MSCI discontinues publication of the MSCI Singapore Free IndexSM and MSCI or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Free IndexSM (such index being referred to herein as a “Successor Basket Index”), then any Basket Index Closing Level for such Basket Index will be determined by reference to the level of such Successor Basket Index at the close of trading on the Relevant Exchange or market for the Successor Basket Index on the Valuation Date. Upon any selection by the Calculation Agent of a Successor Basket Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

If MSCI discontinues publication of the MSCI Singapore Free IndexSM prior to, and such discontinuation is continuing on, the Valuation Date and the Calculation Agent determines, in its sole discretion, that no Successor Basket Index is available at such time or the Calculation Agent has previously selected a Successor Basket Index and publication of such Successor Basket Index is discontinued prior to, and such discontinuation is continuing on the Valuation Date, or if MSCI (or the publisher of any Successor Basket Index) fails to calculate and publish a Closing Level for the MSCI Singapore Free IndexSM (or any Successor Basket Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Closing Level on such date. The Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the MSCI Singapore Free IndexSM or Successor Basket Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a Closing Level for the MSCI Singapore Free IndexSM Index or Successor Basket Index, as applicable, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently included in the MSCI Singapore Free IndexSM or Successor Basket Index, as applicable.

If at any time the method of calculating the MSCI Singapore Free IndexSM or a Successor Basket Index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Free IndexSM or a Successor Basket Index is in any other way modified so that the MSCI Singapore Free IndexSM or such Successor Basket Index does not, in the opinion of the Calculation Agent, fairly represent the level of the MSCI Singapore Free IndexSM or such Successor Basket Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the MSCI Singapore Free IndexSM Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Free IndexSM or such Successor Basket Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Level with reference to the MSCI Singapore Free IndexSM or such Successor Basket Index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Free IndexSM or a Successor Basket Index is modified so that the level of the MSCI Singapore Free IndexSM or such Successor Basket Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Free IndexSM), then the Calculation Agent will adjust its calculation of the MSCI Singapore Free IndexSM or such Successor Basket Index in order to arrive at a level of the MSCI Singapore Free IndexSM or such Successor Basket Index as if there had been no such modification (e.g., as if such split had not occurred).

MSCI TaiwanSM Index

If MSCI discontinues publication of the MSCI TaiwanSM Index and MSCI or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued MSCI TaiwanSM Index (such index being referred to herein as a “Successor Basket Index”), then any Basket Index Closing Level for such Basket Index will be determined by reference to the level of such Successor Basket Index at the close of trading on the Relevant Exchange or market for the Successor Basket Index on the Valuation Date. Upon any selection by the Calculation Agent of a Successor Basket Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

If MSCI discontinues publication of the MSCI TaiwanSM Index prior to, and such discontinuation is continuing on, the Valuation Date and the Calculation Agent determines, in its sole discretion, that no Successor Basket Index is available at such time or the Calculation Agent has previously selected a Successor Basket Index and publication of such Successor Basket Index is discontinued prior to, and such discontinuation is continuing on the Valuation Date, or if MSCI (or the publisher of any Successor Basket Index) fails to calculate and publish a Closing Level for the MSCI TaiwanSM Index (or any Successor Basket Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Closing Level on such date. The Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the MSCI TaiwanSM Index or Successor Basket Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a Closing Level for the MSCI TaiwanSM Index or Successor Basket Index, as applicable, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently included in the MSCI TaiwanSM Index or Successor Basket Index, as applicable.

If at any time the method of calculating the MSCI TaiwanSM Index or a Successor Basket Index, or the level thereof, is changed in a material respect, or if the MSCI TaiwanSM Index or a Successor Basket Index is in any other way modified so that the MSCI TaiwanSM Index or such Successor Basket Index does not, in the opinion of the Calculation Agent, fairly represent the level of the MSCI TaiwanSM Index or such Successor Basket Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the MSCI TaiwanSM Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI TaiwanSM

Index or such Successor Basket Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Level with reference to the MSCI TaiwanSM Index or such Successor Basket Index, as adjusted. Accordingly, if the method of calculating the MSCI TaiwanSM Index or any Successor Basket Index is modified so that the level of the MSCI TaiwanSM Index or such Successor Basket Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI TaiwanSM Index), then the Calculation Agent will adjust its calculation of the MSCI TaiwanSM Index or such Successor Basket Index in order to arrive at a level of the MSCI TaiwanSM Index or such Successor Basket Index as if there had been no such modification (e.g., as if such split had not occurred).

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - _________ Custodian _________
(Cust) (Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors
JT TEN -	as joint tenants with right of	Act
	Survivorship and not as tenants in common	( State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Name and Address of Assignee, including zip code, must be printed or typewritten.)

the within Security, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

__________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.